As filed with the Securities and Exchange Commission on July 6, 2012

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
_________________

SXC HEALTH SOLUTIONS CORP.
(Exact name of Registrant as Specified in Its Charter)

Yukon Territory, Canada (State or Other Jurisdiction of Incorporation or Organization)	75-2578509 (I.R.S. Employer Identification Number)

2441 Warrenville Road, Suite 610 Lisle, Illinois (Address of Principal Executive Offices)	60532-3642 (Zip Code)

SXC Health Solutions Corp.
Second Amended and Restated Long-Term Incentive Plan
(Full Title of the Plan)
Jeffrey Park
Executive Vice President and Chief Financial Officer
SXC Health Solutions Corp.
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3642
(800) 282-3232
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value per share	2,500,000 (1)	$94.65 (2)	$236,625,000 (2)	$27,117.23(2)

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional common shares as may become issuable under the terms of the SXC Health Solutions Corp. Second Amended and Restated Long-Term Incentive Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization or similar transaction without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding common shares.

(2)    Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $94.65 per share represents the average of the high and low sales prices of the Registrant's common shares as reported on the Nasdaq Stock Market on June 28, 2012.

REGISTRATION OF ADDITIONAL SECURITIES
INCORPORATION OF EARLIER REGISTRATION STATEMENTS BY REFERENCE

This Registration Statement relates to the registration of 2,500,000 additional common shares, no par value per share, of SXC Health Solutions Corp. (the “Registrant”) to be offered pursuant to the Registrant's Second Amended and Restated Long-Term Incentive Plan (the “LTIP”), as indicated on the facing sheet hereof. Registration Statements on Form S-8 were filed with the Securities and Exchange Commission (the “Commission”) on (i) June 4, 2009 (File No. 333-159733) covering the registration of 1,070,000 of the Registrant's common shares under the LTIP and (ii) June 2, 2011 (File No. 333-174671) covering the registration of 1,800,000 of the Registrant's common shares under the LTIP. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the prior Registration Statements except for Items 3 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1)    the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 24, 2012;

(2)    the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2012, filed with the Commission on May 4, 2012 and amended on May 9, 2012;

(3)    the Registrant's current reports on Form 8-K and Form 8-K/A filed with the Commission on each of January 5, 2012, March 14, 2012, April 20, 2012, May 9, 2012, May 11, 2012, May 18, 2012, June 25, 2012, June 29, 2012 and July 6, 2012 (other than with respect to information furnished under Items 2.02 and 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01); and

(4)    The description of the Registrant's common shares contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 21, 2006, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

The Exhibits to this Registration Statement are listed on the accompanying Exhibit Index, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, in the County of DuPage, State of Illinois, on the 6th day of July, 2012.

SXC HEALTH SOLUTIONS CORP.

By:    /s/ Jeffrey Park
Jeffrey Park
Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints each of Mark A. Thierer and Jeffrey Park, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents as his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE		TITLE	DATE
By:	/s/ Mark A. Thierer	Chairman and Chief Executive Officer (principal executive officer)	July 6, 2012
Mark A. Thierer

By:	/s/ Jeffrey Park	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	July 6, 2012
Jeffrey Park

By:	/s/ Steven Cosler	Lead Independent Director	July 6, 2012
Steven Cosler

By:	/s/ Peter J. Bensen	Director	July 6, 2012
Peter J. Bensen

By:	/s/ William J. Davis	Director	July 6, 2012
William J. Davis

By:	/s/ Anthony R. Masso	Director	July 6, 2012
Anthony R. Masso

EXHIBIT INDEX

Exhibit No.    Description

4.1*	Certificate of Amalgamation of Systems Xcellence Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K, filed with the Commission on March 17, 2008)

4.2*
Certificate of Continuance of SXC Health Solutions Corp. (formerly named Systems Xcellence Inc.) (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K, filed with the Commission on March 17, 2008)

4.3*	Amended and Restated Bylaws of SXC Health Solutions Corp. (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on June 27, 2008)

4.4*	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K, filed with the Commission on March 17, 2008)

4.5*
SXC Health Solutions Corp. Second Amended and Restated Long-Term Incentive Plan (incorporated by reference to Annex G to Amendment No. 2 to the Registrant's Registration Statement on Form S-4, filed with the Commission on June 1, 2012)

5.1**	Opinion of Lackowicz & Hoffman

23.1**	Consent of KPMG LLP, independent registered public accounting firm to SXC Health Solutions Corp.

23.2**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to Catalyst Health Solutions, Inc.
23.3**         Consent of Lackowicz & Hoffman (included in Exhibit 5.1)
24.1**         Power of Attorney (contained in signature page to this Registration Statement)

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*	Previously filed with the Commission and incorporated herein by reference.
**	Filed herewith.